1/27/98


                          PURCHASE AND SALE AGREEMENT

                                   RECITALS

      A. Seller is the owner of certain real property located in the Town of Oxford, County of New Haven, State of
Connecticut described in Exhibit A attached hereto and incorporated herein by this reference.

      Said real property, together with any and all improvements, fixtures, timber, water and/or minerals located thereon and any and all rights appurtenant thereto including but not limited to timber rights, water rights, grazing rights, access rights and mineral rights, shall be referred to in this Agreement as the "Subject Property".

      B. Seller acknowledges that Buyer is entering into this Agreement in its own right and that Buyer is not an agent of any governmental agency or entity.

      C. Buyer is a conservation organization having among its purposes the acquisition on behalf of the public of open space, scenic and recreational lands. Buyer is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code and is included in the "Cumulative List of Organizations described in
Section 170 (c) of the Internal Revenue Code" published by the Internal Revenue Service. Buyer is a nonprofit organization organized for the purpose of holding undeveloped land in trust for conservation or recreation purposes within the meaning of Connecticut General Statutes Section 12-498(a)(16). Buyer is not a private foundation within the meaning of Section 509(a) of the Internal Revenue Code.

      D. Seller believes that the purchase price for the Subject Property which is specified in this Agreement is below fair market value. Seller intends that the difference between the purchase price and fair market value shall be a charitable contribution to Buyer. However, Buyer makes no representation as to the tax consequences of the transaction contemplated by this Agreement. Seller will obtain independent tax counsel and be solely responsible for compliance with the gift value substantiation requirements of the Internal Revenue Code. To the extent that the purchase price is below the fair market value, the parties agree that it does not reflect the existence of defects in the Subject Property, such as environmental conditions requiring remediation, known to Seller or Buyer.

THE PARTIES AGREE AS FOLLOWS:

      1. Parties and Premises. Birmingham Utilities, Inc., a public service company, having a place of business in Ansonia, County of New Haven, State of Connecticut which shall be referred to as "Seller", agrees to SELL, and The Trust for Public Land ('nc.), a nonprofit California public benefit corporation, with a place of business in New Haven, Connecticut, which shall be referred to as "Buyer", agrees to BUY, upon the terms hereinafter set forth, certain real property located in the Town of Oxford, County of New Haven, State of Connecticut described in Exhibit A attached hereto and incorporated herein by this reference. Said real property, together with any water, timber or minerals located thereon and any and all rights appurtenant thereto, including but not limited to water, timber, mineral and access rights, shall be referred to as the "Subject Property". The Subject Property is being sold "As Is", subject to the terms and conditions of this purchase and sale agreement (the "Agreement").

      2. Deed and Title. Seller shall convey to Buyer (or its nominee or assignee, as permitted under Paragraph 21 herein, designated in writing five (5) days prior to closing) a good and sufficient marketable title to an indefeasible estate in fee simple, by Connecticut-form Warranty Deed containing the usual covenants warranting good title in fee simple free from all encumbrances (subject only to the exceptions hereinafter set forth), in or to the Subject Property, as applicable.

      Said premises shall be conveyed subject only to the following:

      (a) Real estate taxes of the Town of Oxford on the current list, which taxes the Buyer will assume and agree to pay, subject to a proration of current taxes as hereinafter provided.

      (b) Building and building line restrictions and zoning, planning and other municipal regulations of the Town of Oxford as in effect on the date hereof.

      (c) Any state of facts which a physical inspection or survey might disclose, provided same do not render title unmarketable.

      (d) Any balance, not delinquent as of closing, on any sewer, water, sidewalk or other municipal improvement lien or caveat.

      (e) Any and all provisions of any ordinance, municipal regulation or public and private law.

      (f) Easements in favor of the Seller as more particularly shown on a recordable plan provided by Seller for (i) the installation, use, operation, maintenance, repair, and replacement of water meter pits on the Subject Property.

      (g) A covenant running with the land restricting the use of 75% of the Subject Property to open space as defined by Connecticut statute.

      If Seller shall be unable to convey good clear record and marketable title to Buyer at closing, Buyer shall have the option to (a) close the transaction and accept such title as Seller can convey; or (b) cancel this Agreement, in which event all sums paid hereunder shall be returned to the Buyer and neither party shall have any further liabilities or obligations to the other; provided, however, before Buyer may exercise this option, it must afford the Seller the opportunity to postpone the closing for a period of time up to thirty (30) days in order that Seller may, if it so desires, attempt to remedy the alleged title defect.

      Nothing shall constitute an "unmarketable" encumbrance, lien, or exception to title for purposes of this Agreement if the Standards of Title of the Connecticut Bar Association recommends that no corrective or curative action is necessary in circumstances substantially similar to those presented by such encumbrance, lien, or exception to title. Violations, at the time of closing of title, of any governmental (including zoning and planning) rules, regulations or limitations shall constitute exceptions to title for the purposes of this Agreement only if such violations substantially impair the use of the Subject Property (as applicable) for open-space land or other municipal uses within the unrestricted portion of the Subject Property, or if the Buyer has been unable to obtain title insurance without additional premium from a title insurance company licensed in the State of Connecticut.

      Buyer shall complete its review of title, and provide Seller with a list of any objectionable title exceptions, within 90 days of the signing of this Agreement (the "Due Diligence Period"). Seller shall provide Buyer with a current survey of the Subject Property, and Buyer shall have 30 days from the date of receipt to review said survey and provide Seller with a list of any survey objections.

      3.     Purchase Price.  The agreed purchase price (the
"Purchase Price") for the Subject Property is Three Million Two
Hundred Twenty Thousand Dollars ($3,220,000), of which

             $    1,000         have been paid as a deposit this day,
             $   10,000         are to be paid within 15 days after
                                the completion of the Due Diligence
                                Period (the "Deposits"), and
             $3,209,000         are to be paid in certified funds at
                                the Time of Closing (as hereinafter
                                defined).

             $3,220,000         Total

      4. Date and Place of Closing. Final settlement of the obligations of the parties hereto at closing ("Closing") shall occur at such date, place and time as Buyer designates; provided, however, said date shall occur within forty-five (45) days after the later to occur of (1) the successful completion of all votes needed by the Town of Oxford in order for the Town to acquire the Subject Property, and (2) approval by the Connecticut Department of Public Utility Control (DPUC), in each case as provided for in Paragraph 30 herein, or as otherwise agreed to by the parties, at such date, place and time as the parties shall mutually agree. Notwithstanding the foregoing, however, in no event shall any Closing hereunder occur after December 31, 1998. If Buyer has performed in conformance with the terms of this Agreement, and this Agreement is terminated because Closing cannot occur prior to December 31, 1998 because of circumstances over which Seller has control, then Seller shall reimburse Buyer for its documented out of pocket expenses incurred in connection with Buyer's due diligence and efforts to win approval of the Town of Oxford, excluding staff time and overhead. Buyer and Seller hereby acknowledge and agree that time is of the essence for each and every term of this Agreement. The parties agree that Buyer may arrange a simultaneous closing with a public agency or municipality and Seller will cooperate in coordinating such a simultaneous closing.

      5. Title Insurance. Buyer may, at Buyer's sole cost and expense, purchase an ALTA owner's policy of title insurance (Owner's Form B-1970) in the full amount of the Purchase Price insuring that title to the Subject Property is vested in Buyer at Closing subject only to the exceptions noted in Section 2.

      6.     Seller's Covenants.

      Seller covenants that, from and after the date hereof until the Closing, Seller will not:

             (a) make or suffer to be made any leases, contracts, options or agreements whatsoever affecting the Subject
Property, nor shall Seller cause or permit any lien, encumbrance, mortgage, deed of trust, right, restriction or easement to be placed upon or created with respect to the Subject Property, except with the written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed;

             (b) remove or permit the removal of any vegetation, soil or minerals from the Subject Property or disturb or suffer the disturbance of the existing contours and/or other natural features of the land in any way whatsoever;

             (c) cause or permit any dumping or depositing of any materials on the Subject Property, including, without limitation, garbage, construction debris or solid or liquid wastes of any kind; or,

             (d)   cause or permit any default beyond the
applicable cure period under any mortgage or deed of trust covering the Subject Property, or cause or permit the foreclosure of any other lien affecting the Subject Property.


      Seller shall promptly cure, at Seller's sole cost and expense, each and every breach or default of any covenant set forth in this paragraph upon receipt of notice thereof by Buyer. Buyer shall have the right, but no obligation, to cure or cause to be cured any such breach or default, at Seller's sole cost and expense if, in Buyer's reasonable judgment, Seller has failed to promptly or completely cure the same or if such action on Buyer's part is reasonably necessary to preserve and protect the natural, scenic or other open space values of the Subject Property. The reasonable costs of such cure attempted or effected by Buyer may, at Buyer's election, be credited against the balance of the purchase price due and payable at Closing.

      7. Seller's Representations and Warranties. Seller makes the following representation and warranty:

             a. Seller has full power and authority to enter into this Agreement (and the persons signing this Agreement for Seller if Seller is not an individual have full power and authority to sign for Seller and to bind it to this Agreement) and to sell, transfer and convey all right, title and interest in and to the Subject Property, subject to the prior approval of the DPUC, and subject to any and all statutory rights of purchase in favor of third parties.

      8. Deposits and Remedies upon Default. All Deposits made hereunder shall be held by Seller as earnest money for the proper performance on the part of Buyer subject to the terms of this Agreement and shall be duly accounted for at Closing. In the event Seller defaults in the performance of any of Seller's obligations under this Agreement, Buyer shall, in addition to any and all other remedies provided in this Agreement or at law or in equity, have the right of specific performance against Seller. The parties acknowledge that Seller has no adequate remedy at law in the event of Buyer's failure to fulfill its obligations hereunder to purchase the Subject Property because it is impossible to compute exactly the damages that would accrue to Seller in such event. The parties have therefore taken these facts into account in setting the amounts of the Deposits and hereby agree that: (i) such $11,000.00 amount is the best pre-estimate of such damages which would accrue to Seller; (ii) said $11,000.00 amount represents damages and not any penalty against Buyer; and (iii) if Buyer shall fail to fulfill Buyer's obligations hereunder, said $11,000.00 amount paid hereunder by Buyer shall be retained by Seller as its full and liquidated damages in lieu of all other rights and remedies which Seller may have against Buyer at law or in equity for such failure.

      9. Environmental Assessment. Buyer's obligation to purchase the Subject Property pursuant to this Agreement shall be contingent upon a determination by Buyer that the environmental conditions at the Subject Property are acceptable to Buyer.

             a. On or before the expiration of the Due Diligence Period, Buyer, through its employees and agents, may enter upon the Subject Property for the purpose of accomplishing an environmental assessment of the soils, water and improvements (the "Environmental Assessment") at Buyer's sole cost and expense. Should Buyer determine, in its sole discretion, based on its investigations of the Subject Property, that the environmental conditions at the Subject Property or adjacent property are unacceptable on or before the end of the 90 day Due Diligence Period, Buyer shall so notify Seller, and Seller shall use its best efforts, up to an expenditure of $5,000, to remove such unacceptable condition by Closing. In no event shall Seller be required to expend more than $5,000 to cure such unacceptable condition. In such case where the cost of curing an unacceptable condition exceeds $5,000, and Seller elects not to cure said condition, Buyer may elect to terminate this Agreement, in which case Buyer shall have no obligation to purchase the Subject Property, and all Deposits paid under the terms of this Agreement shall promptly be refunded. Buyer shall restore Subject Property to its original condition if it is disturbed as a result of the environmental inspections.

      10. Risk of Loss. All risk of loss shall remain with Seller until Closing. In the event the Subject Property is destroyed or damaged prior to Closing, Buyer shall have the right at its option to terminate this Agreement by written notice to Seller, and thereupon Seller shall refund to Buyer the full amount of the Deposits. Seller shall notify Buyer in writing of any damage to or destruction of the Subject Property within five (5) days after Seller learns of such damage or destruction.

      11. Condemnation. In the event of the taking of all or any part of the Subject Property by eminent domain proceedings, or the commencement of such proceedings prior to Closing, Buyer shall have the right, at its option, to terminate this Agreement by written notice to Seller, in which case Seller shall promptly refund to Buyer the Deposits. If Buyer does not so terminate the Agreement, then Buyer may, at its option, either (i) proceed to Closing with the Purchase Price reduced by the total of any awards or other proceeds received or to be received by Seller as a result of such proceedings, or (ii) proceed to Closing with an assignment by Seller of all Seller's right, title and interest in and to any and all such awards and proceeds. Seller shall notify Buyer in writing of any eminent domain proceedings affecting the Subject Property within five
(5) days after Seller learns of such proceedings.

      12. Adjustments. Adjustments for taxes and the like shall be made to the date of the Closing in accordance with the closing customs of the bar of the County of New Haven. The parties acknowledge that the conveyance of the Subject Property from Seller to Buyer, or to Buyer's permitted nominee or assignee under Paragraph 21 herein, is exempt from real estate conveyance taxes.

      13. Notices. All notices pertaining to this Agreement shall be in writing delivered to the parties personally, by fax, commercial express courier service or by first class United States mail, postage prepaid, addressed to the parties at the addresses set forth below. All notices given personally, by fax or by commercial express courier service shall be deemed given when received. All notices given by mail shall be deemed given when deposited in the mail, first class postage prepaid, addressed to the party to be notified. The parties may, by notice as provided above, designate a different address to which notice shall be given.



SELLER:                               BUYER:

Birmingham Utilities, Inc.            The Trust for Public Land (Inc.)
230 Beaver Street                     33 Union Street
P.O. Box 426                          Boston, MA 02108
Ansonia, CT 06401                     Attn: Arthur Badger Blackett, Jr.
Attn: Betsy Henley-Cohn, Chairwoman   Senior Project Manager
Tel: (860)                            Tel: (617) 367-6200
Fax: (860)                            Fax: (617) 367-1616

Copies of any notice to Seller        Copies of any notice to Buyer
should also be sent to:               should also be sent to:

Robert J. Metzler, II, Esq.           The Trust for Public Land (Inc.)
Tyler Cooper & Alcorn, LLP            33 Union Street, 4th Floor
City Place/35th Floor                 Boston, MA 02108
Hartford, CT 06103-3488               Attn: Donna H. Smith, Esq.
Tel:  860-725-6203                    Tel: (617) 367-6200
Fax:  860-278-3802                    Fax: (617) 367-1616

      14. Attorneys' Fees. If any legal action is brought by either party to enforce any provisions of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and court costs in such amounts as shall be allowed by the court.

      15. No Broker's Commission. Each party represents to the other that it has not used a real estate broker in connection with this Agreement or the transaction contemplated by this Agreement. In the event any person asserts a claim for a broker's commission or finder's fee against one of the parties to this Agreement, the party on account of whose actions the claim is asserted will indemnify and hold the other party harmless from and against said claim and the provisions of this Paragraph 15 shall survive Closing or any earlier termination of this Agreement.

      16. Binding on Successors. This Agreement shall be deemed a covenant running with the land and shall be binding upon the parties and also upon their heirs, personal representatives, assigns, and other successors in interest.

      17. Memorandum of Purchase and Sale Agreement. Concurrently with the signing of this Agreement, the parties shall sign a Memorandum of Purchase and Sale Agreement in recordable form in the form of Exhibit B, which is attached to this Agreement and incorporated herein by this reference. Buyer shall cause the Memorandum of Purchase and Sale Agreement to be recorded. In the event Buyer does not acquire the Subject Property under the terms of this Agreement, Buyer shall, if requested to do so by Seller, deliver upon demand a quitclaim deed or release of purchase and sale in a form suitable for recordation covering the Subject Property so as to eliminate any cloud on Seller's title to the Subject Property.

      18. Additional Documents. Seller and Buyer agree to execute affidavits customarily required for the issuing of title insurance protecting against mechanics' liens and parties in possession and such additional documents as may be reasonable and necessary to carry out the provisions of this Agreement.

      19. Non-Foreign Certificate. Concurrently with the execution of this Agreement, Seller shall execute a Non-Foreign Certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, and shall deliver such certificate to Buyer. Seller acknowledges that if Seller is unable to certify that it is not a "foreign person," Buyer may be required to withhold a portion of the Purchase Price at Closing for federal income tax purposes.

      20. Modification: Waiver. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. No supplement, modification, waiver or amendment of this Agreement shall be binding unless specific and in writing executed by the party against whom such supplement, modification, waiver or amendment is sought to be enforced. No delay, forbearance or neglect in the enforcement of any of the conditions of this Agreement or any rights or remedies hereunder shall constitute or be construed as a waiver thereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

      21. Assignment of Buyer's Interest. This Agreement shall not be assigned by Buyer except as specifically provided herein. The parties hereto agree that the Buyer may assign its interest in this Agreement to one or more municipalities or to an organization or entity that is a qualified tax exempt organization at the time of transfer under Section 170(h) of the Internal Revenue Code of 1986, as amended, and the applicable regulations promulgated thereunder. Upon any such assignment the assignee shall have all the rights and obligations of the Buyer hereunder. Buyer also may designate a nominee to take title to the Subject Property at the Closing.

      22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

      23. Severability. Each provision of this Agreement is severable from any and all other provisions of this Agreement. Should any provision(s) of this Agreement be for any reason unenforceable, the balance shall nonetheless be of full force and effect.

      24. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Connecticut, without regard to application of its principles of conflict of law.

      25. Possession. Possession of the Subject Property shall be delivered on the date of Closing in the same condition as it is on the date hereof, ordinary wear and tear excepted, free and clear of the rights or claims of any other party.

      26. Seller's Promise to Remove Personal Property. Prior to Closing, Seller promises to remove or cause to be removed from the Subject Property at Seller's expense any and all personal property and/or trash, rubbish or any other unsightly or offensive materials including but not limited to any hazardous substance in tanks, barrels, equipment, or containers on the Subject Property, excluding existing meters and meter pits, unless otherwise agreed to in writing by Buyer. Satisfaction of the promises contained herein shall be subject to Buyer's inspection and approval of the physical condition of the Subject Property, which approval shall not be unreasonably conditioned, withheld or delayed. If, on or before the date set for Closing, Seller has not satisfied the promises contained herein, Buyer may elect to either (a) defer the Closing until Seller has satisfied said promises or (b) remove or cause to be removed said personal property and/or trash, rubbish, or other offensive materials as described above in which case Buyer shall be credited at Closing with the amount expended by Buyer in this regard in order to satisfy Seller's promises contained herein. Notwithstanding the foregoing, this Paragraph 26 shall not be construed so as to require Seller to remediate any hazardous materials identified by Buyer on the Subject
Property, the identification and removal of which are governed by Paragraph 9 herein.

      27. No Merger. The obligations contained in this Agreement will not survive the Closing unless specifically set forth herein.

      28. Expiration. This Agreement shall be of no force or effect, and shall be null and void, unless a fully-signed original of this Agreement, signed by both parties, is delivered to Buyer and received by Buyer no later than February
15, 1998.

      29. Headings. The headings used in this Agreement are for convenience of reference only and shall not operate or be construed to alter or affect the meaning of any of the provisions hereof.

      30.    Additional Conditions to Closing.  Buyer's and
Seller's obligations to perform under the terms of this Agreement are conditioned upon the following:

      Seller's Contingencies:

             (a) DPUC Approval. Notwithstanding any provision of this Agreement to the contrary, Seller's obligation to sell the Subject Property hereunder is contingent upon Seller obtaining Final approval from the DPUC (which approval shall become
"Final" only upon the expiration of the applicable appeal periods without any appeal having been filed or served), for the sale of the Subject Property to the Buyer pursuant to
Section 16-43 of the Connecticut General Statutes, and upon final approval by the DPUC, as defined above, of a ratemaking accounting treatment for the net gain from such sale reasonably satisfactory to Seller. For the purposes of this Agreement, "reasonably satisfactory" shall mean comparable to ratemaking accounting treatments approved by DPUC on comparable pending or completed sales of other land owned or sold by Seller. Such satisfaction shall be deemed to have been obtained if the Seller does not notify the Buyer to the contrary in writing within five (5) business days after the DPUC's final approval of the sale and ratemaking accounting treatment. Seller agrees to submit this Agreement to the DPUC for approval within 35 days after publishing notice of its intention to sell in accordance with Section 16-50c(b)(2) of the Connecticut General Statutes, to diligently pursue such application and to supply to Buyer copies of all appraisals of the fair market value of the Premises obtained by Seller to be submitted to the DPUC in connection with Seller's application for approval. If Seller shall not have received such Final approval by December 15, 1998 Seller shall have the option to terminate this Agreement and return the Deposits to Buyer in which event the obligations of the parties hereunder shall terminate and come to an end.
Under such termination, the Deposits shall be retained by Seller or returned to Buyer in accordance with the provisions of Paragraph 4, herein.

             (b) Buyer acknowledges and agrees that Seller can not sell the Subject Property until any and all statutory rights of purchase in favor of third parties have expired or been waived. If these rights have not expired or been waived by December 31, 1998, then Seller shall have the right to terminate this Agreement.

      Buyer's Contingencies:

             a. Buyer's agreement to purchase the Subject Property is contingent upon satisfactory results (in Buyer's sole discretion) from Buyer's title and environmental Due Diligence as described herein and upon the approval of Buyer's Board of Directors, which shall be granted or denied before the end of the Due Diligence Period.

             b. Buyer's agreement to purchase the Subject Property is contingent upon the successful completion of all municipal votes, including a referendum vote (in whatever percentage vote is necessary to support a municipal acquisition) by the Town of Oxford to acquire the Subject Property, as restricted by the 75% open space requirement in accordance with Paragraph 2(g) herein, for the Purchase Price.

      31. Buyer's Cooperation. The Buyer shall provide, upon the request from time to time of the Seller, such cooperation as shall be necessary to enable the Seller to obtain any and all tax benefits associated with the transactions contemplated hereunder. The provisions of this Section 34 shall survive the closing.




      IN WITNESS of the foregoing provisions, the parties have executed and delivered this Agreement as of the date first set forth above:







SELLER:                                 BUYER:

BIRMINGHAM UTILITIES, INC.              THE TRUST FOR PUBLIC LAND (INC.)



By: /s/ Betsy Henley-Cohn               By: /s/ Peter Forbes
Name:Betsy Henley-Cohn                  Name:Peter Forbes
Title:Chairwoman                        Title:Vice President
Date:1/30/98                            Date:2/11/98




                                   EXHIBIT A
                        DESCRIPTION OF SUBJECT PROPERTY


Set forth on pages 12-I and 12-II




                                   Exhibit A

That portion of the following described real property which is situated entirely in the Town of Oxford:


PARCEL C, situated in said Towns of Oxford and Seymour, is bounded:

             Southeasterly by Holbrook Road, sometimes known as Great Hill Road;
             Northeasterly, Southeasterly again and Southwesterly by the Bell School District;
             Southeasterly again by Holbrook Road, sometimes known as Great Hill Road;
             Easterly by Moose Hill Road;
             Northerly, Easterly again, Northerly again, Easterly again and Northerly again by land now or formerly of Albert T. Yarrington;
             Easterly again by land now or formerly of Albert T. Yarrington in part and in part by land now or formerly of George R. Holbrook Estate;
             Northerly again by Perkins Lane;
             Westerly, Northerly again, Westerly again and Northerly again by land now or formerly of Muriel Francis;
             Westerly again by Rock House Hill Road, 200 feet, more or less;
             Southerly 320 feet, Easterly again 76 feet,
             Southeasterly again, Southwesterly and Northerly again by land now or formerly of Muriel Francis; Westerly again by Rock House Hill Road.


PARCELS D and E, situated in said Towns of Oxford and Seymour, is bounded:

             Southerly by Squantuck Road;
             Easterly, Southerly and Westerly by land now or formerly of Edwin H. Losee or possibly Easterly by Rock House Hill Road (See NB. below);
             Easterly again by Rock House Hill Road;
             Northwesterly by land now or formerly of Thomas
             Lihou, 356 feet;
             Northwesterly again by land now or formerly of Thomas Lihou, 821 feet;
             Northeasterly by land now or formerly of Thomas
             Lihou, 318 feet;
             Northwesterly again by land now or formerly of Thomas Lihou, 1758 feet;
             Northwesterly again by land now or formerly of Thomas Lihou, 328 feet;
             Northwesterly again by land now or formerly of the Coe Brass Manufacturing Company, 152 feet; Northwesterly again by land now or formerly of the Coe Brass Manufacturing Company, 195 feet; Northwesterly again by land now or formerly of the Coe Brass Manufacturing Company, 1240 feet; Southerly again by land now or formerly of J.R. Warner, 2004 feet, being an irregular line; Southwesterly by land now or formerly of J.R. Warner, 468 feet;
             Southeasterly by land now or formerly of J.R.
             Warner, 873 feet;
             Southeasterly again by land now or formerly of J.R.
             Warner, 400 feet;
             Southwesterly again by land now or formerly of J.R.
             Warner, 283 feet;
             Northwesterly again by land now or formerly of J.R.
             Warner, 175 feet;
             Southwesterly again by land now or formerly of J.R. Warner, 200 feet, more or less;
             Northwesterly again by land of owners unknown, 370 feet, more or less;
             Westerly again by land now or formerly of Elizabeth
             R. Warner, 212 feet;
             Northwesterly again by land now or formerly of Elizabeth R. Warner, 162 feet;
             Northeasterly again by land now or formerly of Elizabeth R. Warner;
             Northerly by land now or formerly of Elizabeth R.
             Warner;
             Northwesterly again, Westerly again and
             Southwesterly again by land now or formerly of Oscar Becker, in part, and in part by land now or formerly of Harriet Fleming, and being an irregular line.


PARCEL F, situated in said Town of Oxford and possibly in said
Town of Seymour, is bounded:

             Southwesterly by Moose Hill Road;
             Southeasterly by Holbrook Road, sometimes known as Great Hill Road;
             Northeasterly by land now or formerly of John H.
             Hale;
             Northwesterly by land now or formerly of John H.
             Hale, in part and in part by land of C. A.
             Harrington.

      Together with certain spring rights as contained in a deed to William S. Downs from Martin Lautenschlager, dated February
11, 1901 and recorded in Volume 26 on Page 250 of the Oxford
Land Records.



                              EXHIBIT B
              MEMORANDUM OF PURCHASE AND SALE AGREEMENT

      THIS AGREEMENT made this ________ day of_______________ 199__ by and between Birmingham Utilities, Inc., a Connecticut corporation, having an office in Ansonia, CT (the "Seller") and THE TRUST FOR PUBLIC LAND (INC.), a nonprofit California public benefit corporation, having an office in New Haven, CT ("Buyer").

                             W I T N E S S E T H:

      1. In consideration of the terms, conditions, covenants and agreements set forth in the Purchase and Sale Agreement dated __________________, 199__ , Seller granted to Buyer a right to purchase the real property of Seller described on Exhibit A attached hereto and made a part hereof.

      2. The closing date for the acquisition is not later than December 31, 1998.

      3.     The address of Seller is: 230 Beaver Street
                                       P.O. Box 426
                                       Ansonia, CT 06401
                                       Attn: Betsy Henley-Cohn
                                             Chairwoman

      4.     The address of Buyer is: 33 Union Street
                                      Boston, MA 02108
                                      Attn: Arthur Badger Blackett, Jr.

      5. Copies of the Purchase and Sale Agreement are on file with Seller and Buyer.

      IN WITNESS WHEREOF, the parties have executed this instrument on the date above written.


WITNESSES:                            Birmingham Utilities, Inc.


                                      By:
                                             Its: Chairwoman




WITNESSES:                            The Trust for Public Land (Inc.)


                                      By:
                                      Its:




ACKNOWLEDGEMENT
State of                 )
                         ) ss.
County of                )

      On this 30th day of January, 1998, before me appeared Betsy Henley-Cohn, personally known to me to be the person who executed the within instrument as Chairwoman of Birmingham Utilities, Inc., a Connecticut corporation, on behalf of the corporation.


                                Notary Public
                                My commission expires


ACKNOWLEDGEMENT

State of           )
                   ) ss.
County of          )

      On this _______ day of______________________ 199__, before me appeared _________________________________ personally known to me to be the person who executed the within instrument as ___________________________________ of The Trust for Public
Land (Inc.), a nonprofit California public benefit corporation, on behalf of the corporation.



                                Notary Public
                                My commission expires



                            Exhibit A

That portion of the following described real property which is situated entirely in the Town of Oxford:



PARCEL C, situated in said Towns of Oxford and Seymour, is bounded:

             Southeasterly by Holbrook Road, sometimes known as Great Hill Road;
             Northeasterly, Southeasterly again and Southwesterly by the Bell School District;
             Southeasterly again by Holbrook Road, sometimes known as Great Hill Road;
             Easterly by Moose Hill Road;
             Northerly, Easterly again, Northerly again, Easterly again and Northerly again by land now or formerly of Albert T. Yarrington;
             Easterly again by land now or formerly of Albert T. Yarrington in part and in part by land now or formerly of George R. Holbrook Estate;
             Northerly again by Perkins Lane;
             Westerly, Northerly again, Westerly again and Northerly again by land now or formerly of Muriel Francis;
             Westerly again by Rock House Hill Road, 200 feet, more or less;
             Southerly 320 feet, Easterly again 76 feet,
             Southeasterly again, Southwesterly and Northerly again by land now or formerly of Muriel Francis; Westerly again by Rock House Hill Road.


PARCELS D and E, situated in said Towns of Oxford and Seymour, is bounded:

             Southerly by Squantuck Road;
             Easterly, Southerly and Westerly by land now or formerly of Edwin H. Losee or possibly Easterly by Rock House Hill Road (See NB. below);
             Easterly again by Rock House Hill Road;
             Northwesterly by land now or formerly of Thomas
             Lihou, 356 feet;
             Northwesterly again by land now or formerly of Thomas Lihou, 821 feet;
             Northeasterly by land now or formerly of Thomas
             Lihou, 318 feet;
             Northwesterly again by land now or formerly of Thomas Lihou, 1758 feet;
             Northwesterly again by land now or formerly of Thomas Lihou, 328 feet;
             Northwesterly again by land now or formerly of the Coe Brass Manufacturing Company, 152 feet; Northwesterly again by land now or formerly of the Coe Brass Manufacturing Company, 195 feet; Northwesterly again by land now or formerly of the Coe Brass Manufacturing Company, 1240 feet; Southerly again by land now or formerly of J.R. Warner, 2004 feet, being an irregular line; Southwesterly by land now or formerly of J.R. Warner, 468 feet;
             Southeasterly by land now or formerly of J.R.
             Warner, 873 feet;
             Southeasterly again by land now or formerly of J.R.
             Warner, 400 feet;
             Southwesterly again by land now or formerly of J.R.
             Warner, 283 feet;
             Northwesterly again by land now or formerly of J.R.
             Warner, 175 feet;
             Southwesterly again by land now or formerly of J.R. Warner, 200 feet, more or less;
             Northwesterly again by land of owners unknown, 370 feet, more or less;
             Westerly again by land now or formerly of Elizabeth
             R. Warner, 212 feet;
             Northwesterly again by land now or formerly of Elizabeth R. Warner, 162 feet;
             Northeasterly again by land now or formerly of Elizabeth R. Warner;
             Northerly by land now or formerly of Elizabeth R.
             Warner;
             Northwesterly again, Westerly again and
             Southwesterly again by land now or formerly of Oscar Becker, in part, and in part by land now or formerly of Harriet Fleming, and being an irregular line.


PARCEL F, situated in said Town of Oxford and possibly in said
Town of Seymour, is bounded:

             Southwesterly by Moose Hill Road;
             Southeasterly by Holbrook Road, sometimes known as Great Hill Road;
             Northeasterly by land now or formerly of John H.
             Hale;
             Northwesterly by land now or formerly of John H.
             Hale, in part and in part by land of C. A.
             Harrington.

      Together with certain spring rights as contained in a deed to William S. Downs from Martin Lautenschlager, dated February
11, 1901 and recorded in Volume 26 on Page 250 of the Oxford
Land Records.